                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

      PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934

     Filed by the registrant  [X]
     Filed by a party other than the registrant  [ ]

     Check the appropriate box:
     [ ] Preliminary proxy statement      [ ] Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

     [X] Definitive proxy statement
     [ ] Definitive additional materials
     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             STORAGE EQUITIES, INC.
                             ----------------------
                (Name of Registrant as Specified in Its Charter)

                  ---------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
     [X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
         Item 22(a)(2) of Schedule 14A.

     [ ] $500  per  each party to the controversy  pursuant to Exchange Act Rule
         14a-6(i)(3).

     [ ] Fee computed  on  table below per Exchange  Act Rules  14a-6(i)(4)  and
         0-11.

         (1)    Title of each class of securities to which transaction applies:
                ---------------------------------------
         (2)    Aggregate number of securities to which transaction applies:
                ---------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
                ---------------------------------------
         (4)    Proposed maximum aggregate value of transaction:
                ---------------------------------------
         (5)    Total fee paid:
                ---------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange  Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)    Amount previously paid:
                ---------------------------------------
         (2)    Form, schedule or registration statement no.:
                ---------------------------------------
         (3)    Filing party:
                ---------------------------------------
         (4)    Date filed:
                ---------------------------------------
----------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                             STORAGE EQUITIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                NOVEMBER 13, 1995

         The Annual Meeting of Shareholders of Storage Equities, Inc., a California corporation (the "Company"), will be held at The Sheraton Grande, 333 South Figueroa Street, Los Angeles, California, on November 13, 1995, at the hour of 1:30 p.m., for the following purposes:

                  1.  To elect directors for the ensuing year.

                  2. To consider and act upon such other matters as may properly come before the meeting or any adjournment of the meeting.

         The Board of Directors has determined that only holders of record of Common Stock at the close of business on October 4, 1995 will be entitled to receive notice of, and to vote at, the meeting or any adjournment of the meeting.

         Please mark your vote on the enclosed Proxy, then date, sign and promptly mail the Proxy in the stamped return envelope included with these materials.

         You are cordially invited to attend the meeting in person. If you do attend and you have already signed and returned the Proxy, the powers of the proxy holders named in the Proxy will be suspended if you desire to vote in person. Therefore, whether or not you presently intend to attend the meeting in person, you are urged to mark your vote on the Proxy, date, sign and return it.

                                            By Order of the Board of Directors

                                                    SARAH HASS, Secretary

Glendale, California
October 10, 1995

                             STORAGE EQUITIES, INC.

                      600 North Brand Boulevard, Suite 300

                         Glendale, California 91203-1241

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                November 13, 1995

                                     GENERAL

         This Proxy Statement (first mailed to shareholders on or about October 16, 1995) is furnished in connection with the solicitation by the Board of Directors of Storage Equities, Inc. (the "Company") of proxies, including the enclosed Proxy, for use at the Company's Annual Meeting of Shareholders to be held at The Sheraton Grande, 333 South Figueroa Street, Los Angeles, California at 1:30 p.m. on November 13, 1995 or at any adjournment of the meeting. The purposes of the meeting are (1) to elect eight directors of the Company and (2) to consider such other business as may properly be brought before the meeting or any adjournment of the meeting.

         Shares of Common Stock represented by a Proxy in the accompanying form, if the Proxy is properly executed and is received by the Company before the voting, will be voted in the manner specified on the Proxy. If no specification is made, the shares will be voted FOR the election as directors of the nominees named hereinafter. The persons designated as proxies reserve full discretion to cast votes for other persons if any of the nominees become unavailable to serve. A Proxy is revocable by delivering a subsequently signed and dated Proxy or other written notice to the Secretary of the Company at any time before its exercise. A Proxy may also be revoked if the person executing the Proxy is present at the meeting and chooses to vote in person.

                                QUORUM AND VOTING

         The presence at the meeting in person or by proxy of the holders of a majority of the outstanding shares of the Common Stock is necessary to constitute a quorum for the transaction of business.

         Only holders of record of Common Stock at the close of business on October 4, 1995 (the "Record Date") will be entitled to vote at the meeting, or at any adjournment of the meeting. On the Record Date, the Company had 42,064,283 shares of Common Stock issued and outstanding.

         With respect to the election of directors, each holder of Common Stock on the Record Date is entitled to cast as many votes as there are directors to be elected multiplied by the number of shares registered in his name on the Record Date. The holder may cumulate his votes for directors by casting all of his votes for one candidate or by distributing his votes among as many candidates as he chooses. The eight candidates who receive the most votes will be elected directors of the Company. In voting upon any other proposal that might properly come before the meeting, each holder of Common Stock is entitled to one vote for each share registered in his name.

                              ELECTION OF DIRECTORS

         Eight directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting of Shareholders, to hold office until the next annual meeting and until their successors are elected and qualified. When the accompanying Proxy is properly executed and returned to the Company before the voting, the persons named in the Proxy will vote the shares represented by the Proxy as indicated on the Proxy. If any nominee below becomes unavailable for any reason or if any vacancy on the Company's Board of Directors occurs before the election, the shares represented by any Proxy voting for that nominee will be voted for the person, if any, designated by the Board of Directors to replace the nominee or to fill the vacancy on the Board. However, the Board of Directors has no reason to believe that any nominee will be unavailable or that any vacancy on the Board of Directors will occur. The following persons are nominees for director:

                     Name                    Age        Director Since
                     ----                    ----       --------------
               B. Wayne Hughes                62            1980

               Harvey Lenkin                  59            1991

               Robert J. Abernethy            55            1980

               Dann V. Angeloff               59            1980

               William C. Baker               62            1991

               Uri P. Harkham                 47            1993

               Berry Holmes                   65            1980

               Michael M. Sachs               54            1980

         B. Wayne Hughes has been a director of the Company since its organization in 1980 and was President and Co-Chief Executive Officer from 1980 until November 1991 when he became Chairman of the Board and sole Chief Executive Officer. Mr. Hughes is a director of Public Storage Advisers, Inc. (the "Adviser"), the Company's investment adviser. He was Secretary of Public Storage, Inc. ("PSI"), a developer and operator of mini-warehouses, from its organization in 1972, and Vice President from 1974 until 1978, when he became President. Mr. Hughes became Chairman of the Board of PSI in 1989. He has been a director of Public Storage Management, Inc. ("PSMI"), the Company's mini-warehouse property manager, since July 1987. In 1989, he became Chairman of the Board and President of PSI Holdings, Inc. ("PSH"). Mr. Hughes has been Chairman of the Board and a director of Storage Properties, Inc. ("SPI"), a real estate investment trust whose investment adviser is an affiliate of the Adviser, since 1989. Mr. Hughes has been Chairman of the Board and Chief Executive Officer since 1990 of Public Storage Properties IX, Inc., Public Storage
Properties  X,  Inc.,  Public  Storage   Properties  XI,  Inc.,  Public  Storage
Properties XII, Inc., Public Storage Properties XIV, Inc., Public Storage Properties XV, Inc., Public Storage Properties XVI, Inc., Public Storage
Properties XVII, Inc.,  Public Storage  Properties  XVIII,  Inc., Public Storage
Properties XIX, Inc., Public Storage Properties XX, Inc., PS Business Parks, Inc., Partners Preferred Yield, Inc., Partners Preferred Yield II, Inc. and Partners Preferred Yield III, Inc. (collectively, the "Public Storage Properties REITs"), real estate investment trusts organized by PSI. He has been active in the real estate investment field for 25 years.

         Harvey Lenkin became President and a director of the Company in November 1991. Mr. Lenkin is President and a director of the Adviser. He has been President of the Public Storage Properties REITs since 1990. Mr. Lenkin has been a director of PSMI since November 1978. He was President of PSMI from January 1978 until September 1988, when he became Chairman of the Board of PSMI and is an officer of PSI with overall responsibility for investment banking and investor relations. In 1989, Mr. Lenkin became President and a director of SPI. Mr. Lenkin has been a director of Public Storage Commercial Properties Group, Inc. ("PSCP"), the Company's commercial property manager, since June 1987.

         Robert J. Abernethy, Chairman of the Audit Committee, has been President of American Standard Development Company and of Self-Storage Management Company, which develop and operate mini-warehouses, since 1976 and 1977, respectively. Mr. Abernethy has been a director of the Company since its organization. He is a member of the board of directors of Johns Hopkins University and of the Metropolitan Transportation Authority and a former member of the board of directors of the Metropolitan Water District of Southern California.

         Dann V. Angeloff has been President of The Angeloff Company, a corporate financial advisory firm, since 1976. The Angeloff Company has rendered, and is expected to continue to render, financial advisory and securities brokerage services for PSI and its affiliates and SEI. Mr. Angeloff is the general partner of a limited partnership that owns a mini-warehouse developed by PSI and managed by PSMI. Mr. Angeloff has been a director of the Company since its organization. He is a director of Compensation Resource Group, Datametrics Corporation, Nicholas/Applegate Growth Equity Fund,
Nicholas/Applegate Investment Trust, Royce Medical Company, Seda Specialty Packaging Corp. and SPI.

         William C. Baker became a director of the Company in November 1991. He was a member of the Audit Committee from 1992 until December 1994. From April 1993 through May 1995, Mr. Baker was President of Red Robin International, Inc., an operator and franchisor of casual dining restaurants in the United States and Canada. Since January 1992, he has been Chairman and Chief Executive Officer of Carolina Restaurant Enterprises, Inc., a franchisee of Red Robin International, Inc. From 1976 to 1988, he was a principal shareholder and Chairman and Chief Executive Officer of Del Taco, Inc., an operator and franchisor of fast food restaurants in California. Mr. Baker is a director of Santa Anita Realty Enterprises, Inc., Santa Anita Operating Company and Callaway Golf Company.

         Uri P. Harkham became a director of the Company in March 1993. Mr. Harkham has been the President and Chief Executive Officer of the Jonathan Martin Fashion Group, which specializes in designing, manufacturing and marketing women's clothing, since its organization in 1976. Since 1978, Mr. Harkham has been the Chairman of the Board of Harkham Properties, a real estate firm specializing in buying and managing fashion warehouses in Los Angeles and Australia.

         Berry Holmes, a member of the Audit Committee, is a private investor. Mr. Holmes has been a director of the Company since its organization. He was president and a director of Financial Corporation of Santa Barbara and Santa Barbara Savings and Loan Association through June 30, 1984 and was a consultant with Santa Barbara Savings and Loan Association during the second half of 1984. Mr. Holmes is a director of SPI.

         Michael M. Sachs has been President since June 1990 of Westrec Financial, Inc., a holding company formed to acquire, develop and manage, through a subsidiary, recreational properties. Mr. Sachs was Vice President of the predecessor to Westrec Financial, Inc. for the prior two years. He has been a director of the Company since its organization. Mr. Sachs is President of a professional corporation that from 1982 to July 1985 was general counsel to PSI and its affiliates and that until June 1991 was of counsel to the law firm of Sachs & Phelps, then counsel to the Company, the Adviser and PSI. From 1985 until June 1990, he was the Executive Vice President, director and general counsel of PSI. Mr. Sachs was a Vice President and a director of PSMI from 1987 until June 1990. He was Executive Vice President, director and general counsel of PSH and Executive Vice President of SPI from 1989 until June 1990. Mr. Sachs is a director of MMI Medical, Inc. and SPI.

Directors and Committee Meetings

         The Board of Directors held 12 meetings and the Audit Committee held three meetings during 1994. Each of the directors attended at least 75% of the meetings held by the Board of Directors or, if a member of a committee of the Board of Directors, held by both the Board of Directors and all committees of the Board of Directors on which he served (during the periods that he served), during 1994. The primary functions of the Audit Committee are to meet with the Company's outside auditors, to conduct a pre-audit review of the audit engagement, to conduct a post-audit review of the results of the audit, to monitor the adequacy of internal financial controls of the Company, to review the independence of the outside auditors, to make recommendations to the Board of Directors regarding the appointment and retention of auditors and to administer the Company's 1994 Stock Option Plan and the Non-Director Stock Option Sub-Plan of the Company's 1990 Stock Option Plan. The Company does not have a compensation or a nominating committee. The Company has a 1990 Stock Option Plan, consisting of the Non-Director Stock Option Sub-Plan and the Outside Director Stock Option Sub-Plan. The Non-Director Stock Option Sub-Plan is administered by the Audit Committee, and the Outside Director Stock Option Sub-Plan is administered separately by B. Wayne Hughes and Harvey Lenkin. The Company also has a 1994 Stock Option Plan, which is also administered by the Audit Committee.

Security Ownership of Certain Beneficial Owners

         The following table sets forth information as of the dates indicated with respect to persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company's Common Stock:


                                                            Shares of Common Stock
                                                            Beneficially Owned
                                                            ------------------------------------

                                                            Number                      Percent
  Name and Address                                          of Shares                   of Class
  -----------------                                         ---------                   --------
  Public Storage Partners, Ltd.,                            8,846,437                   21.0%
  a California limited partnership,
  Public Storage  Partners II, Ltd.,
  a California  limited  partnership,
  Public Storage  Properties,  Ltd.,
  a California limited  partnership,
  Public Storage Properties  IV,  Ltd.,
  a  California  limited  partnership,
  Public  Storage Properties  V, Ltd.,
  a California  limited  partnership,
  PSMI,  PSI, B. Wayne  Hughes,
  B. Wayne Hughes,  Jr., Parker Hughes
  Trust No. 2, Tamara L. Hughes
  600 North  Brand  Boulevard,
  Suite  300,  Glendale,
  California  91203-1241,
  PS Insurance  Company,  Ltd.,  a
  Bermuda  corporation  ("PSIC")
  41 Cedar  Avenue
  Hamilton, Bermuda (1)

  FMR Corp.                                                 5,052,555                   12.0%
  82 Devonshire Street
  Boston, Massachusetts 02109 (2)
---------------

(1) This information is as of October 4, 1995. The reporting persons listed above (the "Reporting Persons") have filed a joint Schedule 13D, amended as of June 30, 1995. The number of shares of Common Stock owned by the Reporting Persons at October 4, 1995 includes 6,522 shares which can be acquired upon conversion of 3,875 shares of 8.25% Convertible Preferred Stock which are beneficially owned by the Reporting Persons. PSI is the general partner of Public Storage Partners, Ltd. and Public Storage Partners II, Ltd., PSI and B. Wayne Hughes are the general partners of Public Storage Properties, Ltd., Public Storage Properties IV, Ltd. and Public Storage Properties V, Ltd., and PSI is the sole shareholder of PSIC and PSMI. PSH is the sole shareholder of PSI. Substantially all of the stock of PSH is owned by B. Wayne Hughes (as trustee of the B.W. Hughes Living Trust), Tamara L. Hughes (an adult daughter of B. Wayne Hughes) and B. Wayne Hughes, Jr. (an adult son of B. Wayne Hughes). Pursuant to a resolution of the Board of Directors of PSH, B. Wayne Hughes, the President, Chief Executive Officer and a director of PSH, has the sole right to vote and dispose of the shares of the Company held by PSH directly or indirectly through its wholly-owned subsidiaries. Tamara L. Hughes is the trustee of Parker Hughes Trust No. 2,


                                       5

        an irrevocable trust for the benefit of a minor son of B. Wayne Hughes. Each of the Reporting Persons disclaims the existence of a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934.
        B. Wayne Hughes disclaims beneficial ownership of the shares owned by B. Wayne Hughes, Jr., Parker Hughes Trust No. 2 and Tamara L. Hughes (an aggregate of 924,414 shares or approximately 2.2% of the outstanding shares as of October 4, 1995). Each of the other Reporting Persons disclaims beneficial ownership of the shares owned by any other Reporting Person.

(2) This information is as of September 28, 1995 and was obtained from FMR Corp. As of September 28, 1995, FMR Corp. beneficially owned 5,052,555 shares of Common Stock. This number includes 4,797,200 shares beneficially owned by Fidelity Management & Research Company, as a result of its serving as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 and certain other funds which are generally offered to limited groups of investors; 255,255 shares beneficially owned by Fidelity Management Trust Company, as a result of its serving as trustee or managing agent for various private investment accounts, primarily employee benefit plans, and as investment adviser to certain other funds which are generally offered to limited groups of investors; and 100 shares beneficially owned by Fidelity International Limited, as a result of its serving as investment adviser to various non-U.S. investment companies. FMR Corp. has sole voting power with respect to 211,155 shares and sole dispositive power with respect to 5,052,455 shares. Fidelity International Limited has sole voting and dispositive power with respect to the 100 shares it beneficially owns.


Security Ownership of Management

         The following table sets forth information as of October 4, 1995 concerning the beneficial ownership of Common Stock of each director of the Company (including B. Wayne Hughes, the chief executive officer) and of all directors and executive officers as a group:



                                                Shares of Common Stock:
                                                    Beneficially Owned (1)
                                                    Shares Subject to Options (2)
                                                    Shares Issuable Upon Conversion
                                                    of Convertible Preferred Stock (3)
                                                    ----------------------------------
                                                    Number
                                                    of Shares                   Percent
                                                    -----------------------------------

B. Wayne Hughes                                     7,922,023 (1)(4)             18.8%

Harvey Lenkin                                         582,590 (1)(5)              1.4%
                                                        5,000 (2)                   *
                                                        4,040 (3)                   *
                                                      --------                   ----
                                                      591,630                     1.4%

Robert J. Abernethy                                    65,591 (1)                 0.2%
                                                       20,833 (2)                   *
                                                      --------                   ----
                                                       86,4240.2%

Dann V. Angeloff                                       79,164 (1)(6)              0.2%
                                                          833 (2)                  *
                                                      --------                   ----
                                                       79,997                     0.2%

William C. Baker                                        10,000 (1)                  *
                                                        20,833 (2)                  *
                                                      --------                   ----
                                                       30,833                       *

Uri P. Harkham                                        475,116 (1)(7)              1.1%
                                                       10,833 (2)                   *
                                                      --------                   ----
                                                      485,949                     1.2%

Berry Holmes                                             5,100 (1)(8)               *
                                                        15,833 (2)                  *
                                                      --------                   ----
                                                        20,933                      *

Michael M. Sachs                                        39,982 (1)(9)               *
                                                         2,500 (2)                  *
                                                      --------                   ----
                                                        42,482                    0.1%

All Directors and Executive                          9,350,086 (1)(4)(5)(6)(7)   22.2%
  Officers as a Group                                          (8)(9)(10)
  (11 persons)                                         125,497 (2)                0.3%
                                                        15,570 (3)                  *
                                                    ----------                   ----
                                                     9,491,153                   22.5%

-------------

*     Less than 0.1%.

                                       7

(1) Shares of Common Stock beneficially owned as of October 4, 1995. Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(2) Represents vested portion, as of October 4, 1995, and portion of which will be vested within 60 days of October 4, 1995, of shares of Common Stock subject to options granted to the named individuals or the group pursuant to the Company's 1990 Stock Option Plan and 1994 Stock Option Plan.

(3) Represents shares of Common Stock which can be acquired upon conversion of the shares of 8.25% Convertible Preferred Stock which are beneficially owned as of October 4, 1995 by the named individuals or the group.

(4) Includes 1,358,742 shares held of record by the B.W. Hughes Living Trust as to which Mr. Hughes has voting and investment power, 1,387 and 1,383 shares, respectively, held by custodians of IRAs for Mr. Hughes and Mrs. Kathleen Hughes as to which each has investment power, 4,826 shares held by Mrs. Hughes as to which she has investment power and 29,469 shares held by Mrs. Hughes as custodian FBO Parker Hughes Trust dated March 7, 1991. Also includes (i) 4,930,863 shares held of record by PSI, (ii) 512,639 shares held of record by PSMI, (iii) 300,000 shares held of record by PSIC, (iv) 45,000 shares held of record by Public Storage Partners, Ltd.,
      (v) 5,000 shares held of record by Public Storage Partners II, Ltd., (vi) 39,911 shares held of record by Public Storage Properties, Ltd., (vii) 274,675 shares held of record by Public Storage Properties IV, Ltd. and
      (viii) 418,128 shares held of record by Public Storage Properties V, Ltd. PSI is the general partner of Public Storage Partners, Ltd. and Public Storage Partners II, Ltd.; PSI and B. Wayne Hughes are the general partners of Public Storage Properties, Ltd., Public Storage Properties IV, Ltd. and Public Storage Properties V, Ltd., and PSI is the sole shareholder of PSIC and PSMI. PSH is the sole shareholder of PSI. Substantially all of the stock of PSH is owned by B. Wayne Hughes (as trustee of the B.W. Hughes Living Trust), Tamara L. Hughes (an adult daughter of B. Wayne Hughes) and B. Wayne Hughes, Jr. (an adult son of B. Wayne Hughes). Pursuant to a resolution of the Board of Directors of PSH,
      B. Wayne Hughes, the President, Chief Executive Officer and a director of PSH, has the sole right to vote and dispose of the shares of the Company held by PSH directly or indirectly through its wholly-owned subsidiaries.

(5) Includes 1,000 and 700 shares, respectively, held by custodians of IRAs for Mr. Lenkin and Mrs. Lenkin as to which each has investment power, 300 shares held by Mrs. Lenkin and 500 shares held by Mrs. Lenkin as custodian for a son. Also includes 540,000 shares held of record by the Public Storage, Inc. Profit Sharing Plan and Trust (the "PSI Plan") as to which Mr. Lenkin, as a member of the PSI Plan's Advisory Committee, shares the power to direct voting and disposition and as to which Mr. Lenkin expressly disclaims beneficial ownership.

(6) Includes 5,000 shares held by a custodian of an IRA for Mr. Angeloff, 2,000 shares held by Mr. Angeloff as trustee of Angeloff Children's Trust and 70,164 shares held by Mr. Angeloff as trustee of Angeloff Family Trust.

(7) Includes 76,400 shares held by Mr. Harkham as trustee of Jonathan Martin Profit Sharing Plan, 371,179 shares held by Harkham Industries, Inc. (dba Jonathan Martin, Inc.), a corporation wholly owned by Mr. Harkham, 5,300 shares held by Mr. Harkham as trustee of Uri Harkham Trust, 13,172 shares held by Jonathan Martin, Inc. Employee Profit Sharing Plan, 650 and 690 shares, respectively, held by custodians of IRAs for Mr. Harkham and Mrs. Harkham as to which each has investment power, and 1,525, 1,600, 1,500, 1,600 and 1,500 shares, respectively, held by Mr. Harkham as custodian for five of his children.

(8) Shares held of record by Mr. and Mrs. Holmes, who share voting and investment power.

(9) Includes 9,444 shares held of record by Michael M. Sachs Professional Corporation Defined Benefit Pension Trust and 8,768 shares held of record by Michael M. Sachs Self-Employed Retirement Trust as to which Mr. Sachs has voting and investment power. Also includes 890 shares held by Mrs. Sachs and 2,000 shares held by a custodian for an IRA for Mrs. Sachs as to which Mrs. Sachs has investment power.

(10) Includes shares held of record or beneficially by members of the immediate family of executive officers of the Company and shares held by custodians of IRAs for the benefit of executive officers of the Company.


         The following tables set forth information as of October 4, 1995 concerning the remaining security ownership of each director of the Company (including B. Wayne Hughes, the chief executive officer) and of all directors and executive officers of the Company as a group:


                         Shares of 8.25% Convertible                         Shares of 10% Cumulative
                         Preferred Stock                                     Preferred Stock, Series A
                         Beneficially Owned (1)                              Beneficially Owned (1)
                         ------------------------------                      ----------------------
                         Number                                              Number
                         of Shares               Percent                     of Shares               Percent
                         -------------------------------                     -------------------------------
B. Wayne Hughes              --                    --                             --                    --

Harvey Lenkin               2,400 (1)(2)           0.1%                           --                    --

Robert J. Abernethy          --                    --                             --                    --

Dann V. Angeloff             --                    --                             --                    --

William C. Baker             --                    --                             --                    --

Uri P. Harkham               --                    --                             --                    --

Berry Holmes                 --                    --                             --                    --

Michael M. Sachs             --                    --                          1,000 (1)(4)              *

All Directors and           9,250 (1)(2)(3)         0.4%                       2,460 (1)(3)(4)           0.1%
  Executive Officers
  as a Group
  (11 persons)




                  Shares of 9.20% Cumulative         Shares of Adjustable Rate          Shares of 10% Cumulative
                  Preferred Stock,                   Cumulative Preferred Stock,        Preferred Stock, Series E
                  Series B Beneficially Owned (1)    Series C Beneficially Owned (1)    Beneficially Owned (1)
                  -------------------------------    -------------------------------    ---------------------------
                  Number                             Number                             Number
                  of Shares              Percent     of Shares               Percent    of Shares            Percent
                  -------------------------------    -------------------------------    ----------------------------
B. Wayne Hughes       --                   --             --                   --            --                --

Harvey Lenkin         --                   --          40,000 (1)(5)          3.3%           --                --

Robert J. Abernethy   --                   --             --                   --            --                --

Dann V. Angeloff      --                   --             --                   --            --                --

William C. Baker      --                   --             --                   --            --                --

Uri P. Harkham        --                   --             --                   --            --                --

Berry Holmes          --                   --             --                   --            --                --

Michael M. Sachs      --                   --             --                   --         1,000 (1)(4)          *

All Directors and
  Executive Officers  4,000 (1)(3)         0.2%        40,000 (1)(5)          3.3%        1,000 (1)(4)          *
  as a Group
  (11 persons)

-------------

*     Less than 0.1%.

(1) Shares of 8.25% Convertible Preferred Stock, 10% Cumulative Preferred Stock, Series A, 9.20% Cumulative Preferred Stock, Series B, Adjustable Rate Cumulative Preferred Stock, Series C or 10% Cumulative Preferred Stock, Series E, as

                                       9

      applicable, beneficially owned as of October 4, 1995. Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(2) Includes 100 shares held by Mrs. Lenkin and 300 shares held by Mrs. Lenkin as custodian for a son.

(3) Includes shares held of record or beneficially by members of the immediate family of executive officers of the Company and shares held by custodians of IRAs for the benefit of executive officers of the Company.

(4) Shares held of record by Michael M. Sachs Professional Corporation Defined Benefit Pension Trust as to which Mr. Sachs has voting and investment power.

(5) Shares held of record by the PSI Plan as to which Mr. Lenkin, as a member of the PSI Plan's Advisory Committee, shares the power to direct voting and disposition and as to which Mr. Lenkin expressly disclaims beneficial ownership.


         As of October 4, 1995, the directors and executive officers of the Company did not own any shares of the Company's 9.50% Cumulative Preferred Stock, Series D, 9.75% Cumulative Preferred Stock, Series F or Convertible Participating Preferred Stock.

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of any class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports (on Form 3) of ownership of the Company's equity securities and to file subsequent reports (on Form 4 or Form 5) when there are changes in such ownership. The due dates of such reports are established by statute and the rules of the SEC. Based on a review of the reports submitted to the Company, the Company believes that, with respect to the fiscal year ended December 31, 1994, (i) Uri P. Harkham, a director of the Company, filed one report on Form 4 which disclosed (in addition to a transaction that was timely reported) three transactions that were not timely reported and (ii) Hugh W. Horne, an executive officer of the Company, filed a report on Form 5 which disclosed (in addition to transactions that were timely reported) one transaction that was not timely reported.

                                  COMPENSATION

Compensation of Executive Officers

         The Company does not pay cash compensation to its executive officers (other than the directors' fees and expenses paid to Harvey Lenkin--see "Compensation of Directors" below).

         The Company has an advisory contract with the Adviser pursuant to which the Company pays advisory fees and disposition fees to the Adviser. See "Advisory Contract" under "Compensation Committee Interlocks and Insider Participation -- Certain Relationships and Related Transactions" below. The Adviser is a wholly-owned subsidiary of PSI, and PSI is controlled by B. Wayne Hughes (see footnote (4) to the first table under "Election of Directors -- Security Ownership of Management" above).

         The Company has management agreements with PSMI and PSCP, pursuant to which the Company pays fees to PSMI and PSCP. See "Management Agreement" under "Compensation Committee Interlocks and Insider Participation -- Certain Relationships and Related Transactions" below. PSMI and PSCP are subsidiaries of PSI, and PSI is controlled by B. Wayne Hughes (see footnote (4) to the first table under "Election of Directors -- Security Ownership of Management" above).

         B. Wayne Hughes, the Company's Chief Executive Officer, is not eligible to be granted options under the Company's 1990 Stock Option Plan or 1994 Stock Option Plan (see "Stock Option Plans" below).

         If the merger and restructure described under "Compensation Committee Interlocks and Insider Participation -- Certain Relationships and Related Transactions -- Proposed Merger and Restructure" is consummated, the Advisory Contract and the Management Agreement would be extinguished and the Company would then begin to pay cash compensation to its executive officers.

Compensation of Directors

         Each of the Company's directors, other than B. Wayne Hughes, receives director's fees of $19,000 per year plus $450 for each meeting attended. In addition, each of the members of the Audit Committee (other than the Chairman, who receives $900 per meeting) receives $450 for each meeting of the Audit Committee attended (other than meetings of the Audit Committee relating solely to administration of the Company's 1990 Stock Option Plan or 1994 Stock Option
Plan). The policy of the Company is to reimburse directors for reasonable expenses. Directors who are not affiliates of the Adviser ("Outside Directors") also receive grants of options under the 1994 Stock Option Plan (and Harvey Lenkin is eligible to receive grants of options thereunder), as described below. During 1994, in connection with services as members of the special committee that considered the merger of the Company with Public Storage Properties VIII, Inc. ("Properties 8") (see "Certain Relationships and Related Transactions -- Mergers with Related Companies" below), Mr. Holmes (chairman), Mr. Baker and Mr. Harkham were paid $3,000, $1,500 and $1,500, respectively. During 1995, in connection with services as members of the special committee that considered the merger of the Company with Public Storage Properties VI, Inc. ("Properties 6"), Mr. Holmes (chairman), Mr. Baker and Mr. Harkham were paid $3,000, $1,500 and $1,500, respectively, and in connection with services as members of the special committee that considered the merger of the Company with Public Storage Properties VII, Inc. ("Properties 7"), Mr. Holmes (chairman), Mr. Abernethy and Mr. Baker were paid $3,000, $1,500 and $1,500, respectively.

Stock Option Plans

         1990 Stock Option Plan. The Storage Equities, Inc. 1990 Stock Option Plan consists of two sub-plans: the Non-Director Stock Option Sub-Plan (the
"Non-Director Sub-Plan") and the Outside Director Stock Option Sub-Plan (the "Outside Director Sub-Plan"). The Non-Director Sub-Plan provides for the grant of non-qualified stock options to purchase Common Stock of the Company to (i) employees of the Company (other than directors), and (ii) consultants and advisers to the Company (including the Adviser), managers of the Company's properties or affairs (including PSMI), persons or entities having a similar relationship to the Company, and employees of any of the foregoing ("Service Providers"). The Outside Director Sub-Plan provides for the grant of options to Outside Directors.

         The total number of shares of Common Stock that may be issued under the Non-Director Sub-Plan and the Outside Director Sub-Plan is an aggregate of 500,000 (subject to certain anti-dilution provisions). Of these shares, no more than 200,000 may be issued under the Outside Director Sub-Plan. Currently, no shares of Common Stock are available for additional grants under the 1990 Stock Option Plan. The exercise price for all options granted under the Non-Director Sub-Plan and the Outside Director Sub-Plan is equal to the market price of the underlying shares on the date of grant. Options granted under the Non-Director Sub-Plan and the Outside Director Sub-Plan vest on each of the first three anniversaries of the date of grant at the rate of one-third per year and expire generally upon the earlier of (i) the fifth anniversary of the date of vesting of such option, or (ii) the thirtieth day after the date of the optionee's Termination of Relationship (as defined in the Non-Director Sub-Plan and the Outside Director Sub-Plan) with the Company. The Non-Director Sub-Plan and the Outside Director Sub-Plan will expire in the year 2000.

         On May 12, 1994, options to purchase an aggregate of 90,000 shares of Common Stock under the Non-Director Sub-Plan were granted to a total of 11 persons (including options to purchase an aggregate of 27,000 shares of Common Stock granted to three executive officers of the Company) at an exercise price of $15 per share. During 1994, Outside Directors exercised options to purchase an aggregate of 18,333 shares of Common Stock at exercise prices ranging from $8-1/8 to $9-3/8 per share, and executive officers exercised options to purchase an aggregate of 49,333 shares of Common Stock at exercise prices ranging from $8-1/8 to $9-5/8 per share. As of December 31, 1994 there were outstanding options under the 1990 Stock Option Plan to purchase an aggregate of 397,334 shares of Common Stock held by 26 persons, including (i) options to purchase an aggregate of 86,667 shares of Common Stock held by Outside Directors at exercise prices ranging from $8-1/8 to $11-1/2 per share and (ii) options to purchase an aggregate of 65,167 shares of Common Stock held by executive officers of the Company at exercise prices ranging from $8-1/8 to $15 per share. Such options expire between July 1996 and May 2002.

         1994 Stock Option Plan. Effective June 28, 1994, the Company's Board of Directors adopted the Storage Equities, Inc. 1994 Stock Option Plan (the "1994 Plan"), subject to the approval of the Company's shareholders, which was obtained at the 1994 annual meeting of shareholders on September 21, 1994. After the adjournment of the annual meeting, the Board of Directors adopted certain technical amendments to the 1994 Plan effective September 21, 1994. The Board of Directors adopted certain additional amendments to the Plan on May 9, 1995. The 1994 Plan provides for the grant of incentive stock options, intended to qualify as such under Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options which do not so qualify. The 1994 Plan provides for the grant of options to purchase Common Stock of the Company to (i) employees of the Company (other than B. Wayne Hughes) or of any subsidiary of the Company,
(ii) Service Providers and (iii) Outside Directors.

         The total number of shares of Common Stock that may be issued under the 1994 Plan is an aggregate of 1,150,000 (subject to certain anti-dilution provisions). The exercise price for all options granted under the 1994 Plan is equal to the market price of the underlying shares on the date of grant. Options granted under the 1994 Plan vest on each of the first three anniversaries of the date of grant at the rate of one-third per year and expire generally upon the earlier of (i) the tenth anniversary of the date of grant of such option, or
(ii) the thirtieth day after the date of the optionee's termination of employment or other relationship (as described in the 1994 Plan) with the Company. There is no specified termination date for the 1994 Plan, which may be terminated by the Board of Directors; however, no incentive stock options may be granted under the 1994 Plan after June 28, 2004.

         Formula Plan for Outside Directors. Under the 1994 Plan, each new Outside Director will, upon the date of his or her initial election to serve as an Outside Director, automatically be granted non-qualified options to purchase 15,000 shares of Common Stock. In addition, after each annual meeting of shareholders (which included the 1994 annual meeting), each Outside Director then duly elected and serving will be automatically granted, as of the date of such annual meeting, non-qualified options to purchase 2,500 shares of Common Stock, so long as such person has attended, in person or by telephone, at least 75% of the meetings held by the Board of Directors during the immediately preceding calendar year.

         On September 21, 1994, the date of the 1994 annual meeting of shareholders (after the adjournment of the annual meeting), non-qualified options to purchase an aggregate of 115,500 shares of Common Stock under the 1994 Plan were granted to a total of 29 persons at an exercise price of $14-7/8 per share, which included the following grants: (i) an option to purchase 2,500 shares of Common Stock granted to each Outside Director (Robert J. Abernethy, Dann V. Angeloff, William C. Baker, Uri P. Harkham, Berry Holmes and Michael M. Sachs), (ii) an option to purchase 15,000 shares of Common Stock granted to Harvey Lenkin, an executive officer and director of the Company and (iii) options to purchase an aggregate of 22,500 shares of Common Stock granted to three other executive officers of the Company. As of December 31, 1994, all of such options were outstanding and all such options expire in September 2004.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company does not have a compensation committee. The Company has a 1990 Stock Option Plan, consisting of the Non-Director Sub-Plan and the Outside Director Sub-Plan. Executive officers (other than directors) are eligible to receive options under the Non-Director Sub-Plan, which is administered by the Audit Committee. The members of the Audit Committee are Robert J. Abernethy and Berry Homes (Wiliam C. Baker was a member of the Audit Committee until December
1994). The Outside Director Sub-Plan is administered separately by B. Wayne Hughes and Harvey Lenkin. The Company also has a 1994 Stock Option Plan, under which executive officers (other than B. Wayne Hughes) are eligible to receive options, and the 1994 Stock Option Plan is also administered by the Audit Committee.

        Messrs. Hughes and Lenkin, who are executive officers of the Company, are members of the Board of Directors. Mr. Hughes is a director and the Chief Executive Officer of the 15 Public Storage Properties REITs (and during 1994, Mr. Hughes was a director and the Chief Executive Officer of Properties 6, Properties 7 and Properties 8). Mr. Hughes also is the Chief Executive Officer and a director of SPI, of which Mr. Lenkin is the President and a director. Neither SPI nor any of the 15 Public Storage Properties REITs has (nor did Properties 6, Properties 7 or Properties 8 have) a compensation committee.

Certain Relationships and Related Transactions

         Advisory Contract. The Adviser, pursuant to an advisory contract originally entered into in November 1980, as amended and restated effective September 30, 1991, and as further amended (the "Advisory Contract"), advises the Company with respect to investments and administers the day-to-day operations of the Company, subject to the supervision of the Board of Directors.

         Under the Advisory Contract, the Adviser is paid a monthly Advisory Fee based on the Company's Adjusted Income per Share. The Advisory Fee is (i) 12.75% of the Company's Adjusted Income per Share (as defined, and after a reduction for the Company's share of capital improvements) multiplied by the number of shares of Common Stock outstanding as of September 30, 1991 (14,989,454 shares) plus (ii) 6% of the Company's Adjusted Income per Share multiplied by the number of shares of Common Stock in excess of 14,989,454 shares of Common Stock plus
(iii) 6% of the dividends paid with respect to the Company's preferred stock. However, the Advisory Contract provides that the Adviser is not entitled to its Advisory Fee with respect to services rendered during any quarter in which full cumulative dividends payable on the 10% Cumulative Preferred Stock, Series A, the 9.20% Cumulative Preferred Stock, Series B, the Adjustable Rate Cumulative Preferred Stock, Series C, the 9.50% Cumulative Preferred Stock, Series D, the 10%

Cumulative Preferred Stock, Series E or the 9.75% Cumulative Preferred Stock, Series F have not been paid or declared and funds therefor set aside for payment.

         In addition to the Advisory Fee, the Adviser is paid a Disposition Fee of 20% of the Total Realized Gain (generally the sum of the gains realized by the Company from the sale of assets (reduced by accumulated depreciation) less the sum of losses from the sale of assets). In general, the Disposition Fee will accrue in increments as the Company disposes of its properties, and the increment that accrues on each disposition will be 20% of the Realized Gain from the disposition. However, if the Company experiences Realized Losses, the Realized Losses will be offset against Realized Gains from later dispositions for purposes of computing the amount of the Disposition Fee that will accrue with respect to the subsequent dispositions.

         Payment of portions of the Disposition Fee accrued after September 30, 1991 is deferred until, and made at, such time as cumulative distributions from all sources with respect to the Initial Shares (Common Stock sold by the Company in its original public offering in November 1980) equal not less than (i) $30,000,000 plus (ii) a cumulative return of 6% per annum on Adjusted Shareholders' Equity (generally $30,000,000 reduced by distributions of sale or financing proceeds with respect to the Initial Shares) from November 1980.

         The foregoing is subject to further limitations that will be imposed on the payment of the Disposition Fee if and at such times as the Company has a Total Unrealized Loss (generally an aggregate potential loss with respect to unsold properties). In general, to prevent the Adviser from receiving payment of a Disposition Fee at a time when the Company's total property portfolio could only be sold at an overall loss, the amount otherwise payable to the Adviser at any such time shall be reduced by 20% of the Total Unrealized Loss.

         The Advisory Contract was approved by the directors who are not affiliated with the Adviser. The Advisory Contract may be terminated (i) at any time by either party upon 60 days' notice with or without cause, or (ii) by the Company upon written notice upon the occurrence of certain events. The Advisory Contract is subject to annual renewals with the approval of the Company's disinterested directors and, in certain circumstances, can be assigned by either the Company or the Adviser. Upon (i) termination of the Advisory Contract, other than under certain circumstances, or (ii) expiration of the Advisory Contract due to the Company's refusal to agree to an extension of the Advisory Contract on the same terms, the Adviser will be entitled to receive payments as follows:
(a) an amount equal to the accrued and unpaid portion of the Disposition Fee, less 20% of any Total Unrealized Loss as of the date of termination; (b) an amount equal to 20% of the Total Unrealized Gain (generally an aggregate potential gain with respect to unsold properties) as of the date of termination, less 20% of previously incurred Total Realized Loss if not taken into account in computing previously earned Disposition Fee; and (c) an amount equal to 15% of Adjusted Income (generally the Company's cash flow before reduction of fees payable to the Adviser) from October 1, 1991 to the date of termination minus the Advisory Fee paid from October 1, 1991 to the date of termination.

         During 1994, approximately $4,983,000 was paid in compensation to the Adviser as Advisory Fees. In addition, at December 31, 1994, approximately $108,000 was due to the Adviser in accrued Disposition Fees.

         Under the Advisory Contract, the Company is required to bear all the expenses of the Company's operations including the compensation of personnel employed by the Adviser and its affiliates (other than executives and their secretarial support personnel) involved in the business of the Company. Expenses may be incurred by the Adviser and be reimbursed by the Company.

         The Adviser is a wholly-owned subsidiary of PSI, and PSI is controlled by B. Wayne Hughes (see footnote (4) to the first table under "Election of Directors -- Security Ownership of Management" above). Mr. Hughes is a director of the Adviser, Mr. Lenkin is President and a director of the Adviser, and certain of the other officers of the Company are also directors and officers of the Adviser.

         If the merger and restructure described below under "Proposed Merger and Restructure" is consummated, the Advisory Contract would be extinguished (without a termination payment other than the consideration paid in the merger) and the Company would then begin to pay cash compensation to its executive officers.

         Management Agreement. Public Storage Management, Inc., a California corporation ("PSMI"), and Public Storage Commercial Properties Group, Inc., a California corporation ("PSCP"), render property operation services for the Company pursuant to a management agreement (as amended, the "Management Agreement"). Under the Management Agreement, PSMI is paid a fee of 6% of the gross revenues of the mini-warehouse spaces operated and PSCP is paid a fee of 5% of the gross revenues of the non-mini-warehouse spaces operated. The Management Agreement was approved by the directors who are not affiliated with PSMI or PSCP. During 1994, the Company incurred fees of $7,587,230 to PSMI and $767,670 to PSCP for operation of properties which are owned by the Company or the PSP Partnerships (as defined below under "Agreements with Public Partnerships"), which are consolidated with the Company.

         For as long as the Management Agreement is in effect, PSMI has granted the Company a non-exclusive license to use two PSI service marks and related designs, including the "Public Storage" name, in conjunction with rental and operation of properties operated pursuant to the Management Agreement. Upon termination of the Management Agreement, the Company would no longer have the right to use the service marks and related designs except as noted below.

         The Management Agreement as amended in February 1995 (approved by the Board of Directors in August 1994) provides that (i) as to properties directly owned by the Company, the Management Agreement will expire in February 2002, provided that in February of each year it shall be automatically extended for one year (thereby maintaining a seven year term) unless either party notifies the other that the Management Agreement is not being extended, in which case it expires, as to such properties, on the first anniversary of its then scheduled expiration date; and (ii) as to properties in which the Company has an interest, but not directly owned by the Company, the Management Agreement may be terminated as to such properties, upon 60 days' written notice by the Company and upon seven years' notice by PSMI or PSCP, as the case may be. The Management Agreement may also be terminated at any time by either party for cause, but if terminated for cause by the Company, the Company retains the right to use the service marks and related designs until the then scheduled expiration date, if applicable, or otherwise a date seven years after such termination.

         PSMI and PSCP are subsidiaries of PSI, and PSI is controlled by B. Wayne Hughes (see footnote (4) to the first table under "Election of Directors -- Security Ownership of Management" above). Mr. Hughes is a director of PSMI, Mr. Lenkin is Chairman of the Board of PSMI and a director of PSCP, and certain of the other officers of the Company are also directors and officers of PSMI and PSCP.

         If the merger and restructure described below under "Proposed Merger and Restructure" is consummated, the Management Agreement would be extinguished.

         Agreement On Investment Opportunities. At any time and from time to time the Company can invoke its rights under the Agreement on Investment Opportunities, which (when invoked) provides that PSI and its affiliates may not invest, or offer to others the opportunity to invest, in any existing mini-warehouse unless the opportunity has been presented to and rejected by the Company.

         Agreements With Public Partnerships. Between 1982 and 1987, affiliates of the Adviser sponsored eight limited partnerships registered under the Securities Act of 1933 (the "PSP Partnerships") that raised an aggregate of approximately $454,791,000 for investment in existing properties. In connection with the PSP Partnerships, the Company entered into participation agreements with seven of the PSP Partnerships providing for joint investments in existing mini-warehouses and business parks. The participation agreements were approved by the disinterested directors.

         Pursuant to the participation agreements, the properties in which the Company invested with those PSP Partnerships were held in a number of separate general partnerships comprised of a PSP Partnership and the Company. For tax administrative efficiency the original general partnerships with the seven PSP Partnerships were consolidated into a single general partnership for each of the seven PSP Partnerships effective December 31, 1990. Although the PSP Partnership is the managing general partner of the respective general partnership, the Company, at any time after seven years from the date the property was acquired, may compel a sale of the property for cash at not less than the property's independently determined fair market value. In many instances, the Company paid all or part of its share of the purchase price for the property by issuing securities to the owner of the property. Where the Company invested securities instead of paying cash, the Company's right to receive distributions from cash flow and from sale or refinancing proceeds generally is subordinated to a prior return to the PSP Partnership.

         A substantial portion of the investments of the seven PSP Partnerships have been made with the participation of the Company. The Company and the seven PSP Partnerships jointly acquired 212 properties. Since 1987, the Company has not acquired any properties under the participation agreements.

         Mergers with Related Companies. In September 1994, Properties 8 merged with and into the Company, and the outstanding Properties 8 common stock (2,632,681 shares) was converted into an aggregate of (i) 2,593,914 shares of the Company's Common Stock and (ii) $17,341,000 in cash. Properties 8 was one of 18 finite-life REITs organized by PSI (which include the Public Storage Properties REITs, Properties 8, Properties 6 and Properties 7). Properties 8 owned 23 mini-warehouses. PSI and its affiliates had significant relationships with Properties 8, including ownership of approximately 28% of its common stock, and received approximately 1,065,000 shares of the Company's Common Stock in the merger. Prior to the merger, the Company had no ownership interest in Properties 8 or any of its properties. The merger was approved by the shareholders and the disinterested directors of the Company and Properties 8.

         In February 1995, Properties 6 merged with and into the Company, and the outstanding Properties 6 common stock (2,716,223 shares) was converted into an aggregate of (i) 3,147,015 shares of the Company's Common Stock and (ii) $21,427,973 in cash. Properties 6 was one of the finite-life REITs organized by PSI. Properties 6 owned 23 mini-warehouses. PSI and its affiliates had significant relationships with Properties 6, including ownership of approximately 28% of its common stock and received approximately 1,293,000 shares of the Company's Common Stock in the merger. Prior to the merger, the Company had no ownership interest in Properties 6 or any of its properties. The merger was approved by the shareholders and the disinterested directors of the Company and Properties 6.

         In June 1995, Properties 7 merged with and into the Company, and the outstanding Properties 7 common stock (3,806,491 shares) was converted into an aggregate of (i) 3,517,272 shares of the Company's Common Stock and (ii) $14,007,478 in cash. Properties 7 was one of the finite-life REITs organized by PSI. Properties 7 owned 34 mini-warehouses and four business parks. PSI and its affiliates had significant relationships with Properties 7, including ownership of approximately 28% of its common stock, and received approximately 1,233,733 shares of the Company's Common Stock in the merger. Prior to the merger, the Company had no ownership interest in Properties 7 or any of its properties. The merger was approved by the shareholders and the disinterested directors of the Company and Properties 7.

         Proposed Merger and Restructure. The Company has entered into an Agreement and Plan of Reorganization with PSI and PSMI, dated as of June 30, 1995, pursuant to which PSMI would be merged with and into the Company. Prior to the merger, substantially all of the United States real estate interests of PSI, together with the Adviser and PSCP, will be combined with PSMI. In the merger, the outstanding capital stock of PSMI would be converted into an aggregate of 30,000,000 shares of Common Stock (subject to certain adjustments) and 7,000,000 shares of newly created Class B Common Stock of the Company and the Company would be renamed "Public Storage, Inc." The merger was approved by a special committee of disinterested directors of the Company and by the Company's Board of Directors. The merger is subject to a number of conditions, including approval by the holders of the Company's Common Stock.

         The Public Storage Properties REITs have entered into an amendment to their management agreements with PSMI which provides that upon demand from SEI or PSMI made prior to December 15, 1995, each of the Public Storage Properties REITs agrees to prepay (within 15 days after such demand) up to 12 months of management fees (based on the management fees for the comparable period during the calendar year immediately preceding such prepayment) discounted at the rate of 14% per year to compensate for early payment. The aggregate amount of such prepayment would be up to approximately $4,000,000.

         Acquisition of Partnership Interests from PSI and Affiliates. In June and July 1994, the Company acquired, in cash tender offers, 35,106 limited partnership units ("Units"), at $281 per Unit, in PS Partners V, Ltd., a California Limited Partnership ("PSP5"), one of the PSP Partnerships. PSI owned 230 Units in PSP5 (which Units had been acquired by PSI for a cost of $243 per Unit) and tendered those Units to the Company.

         In May 1995, the Company purchased from PSI and B. Wayne Hughes the interest of B. Wayne Hughes relating to his general partner capital contribution in each of the PSP Partnerships. The aggregate cost for these interests was $569,319 in cash.

         Mortgage Loans Receivable from Affiliates. During 1994, the Company acquired an aggregate of $4,020,000 (face amount) of mortgage notes receivable for cash of $4,020,000 from unaffiliated financial institutions. The mortgage loans are secured by mini-warehouse facilities owned by the borrowers, which are private limited partnerships whose general partners are affiliates of the Adviser ("Affiliated Partnerships"). The transaction was approved by the Company's disinterested directors.

         Purchase of Properties from Affiliates. During 1994, in addition to properties acquired in the Properties 8 merger and properties acquired from unaffiliated parties, the Company acquired an aggregate of 18 mini-warehouse facilities and one business park from Affiliated Partnerships for an aggregate acquisition cost of $57,489,841, consisting of $25,189,709 in cash, cancellation of mortgage notes totaling $24,440,830 and assumption of mortgage notes payable totaling $7,863,302. In connection with certain of these acquisitions, (i)
affiliates of the Adviser received payments in respect of their limited partnership interests in the Affiliated Partnerships on the same terms as other limited partners or in respect of their general partner interest in accordance with the existing partnership agreement, (ii) certain advances from those affiliates to the Affiliated Partnerships were repaid or cancelled, (iii) certain of the Affiliated Partnerships' mortgage debt to PSI was paid off (and in the case of one of these acquisitions, the Company took one of the properties subject to an underlying note which was payable by PSI), and/or (iv) affiliates of the Adviser made certain voluntary cash contributions to the Affiliated Partnerships. In connection with the acquisition of three of these mini-warehouse facilities, an affiliate of the Adviser received an approximately 10% interest in the properties in respect of its interest in the Affiliated Partnership, and through February 1995, the properties were held by the Company and the affiliate of the Adviser as tenants-in-common, and the Company had a right of first refusal in connection with that affiliate's interest in the properties. The Company acquired the remaining approximately 10% interest in the properties in March 1995 for approximately $800,000 in cash. All of these transactions were approved by the disinterested directors of the Company, and the purchase prices of properties acquired from affiliates of the Adviser were based on independent appraisals of the properties.

         During 1994, the Company or a subsidiary acquired an aggregate of three mini-warehouse facilities from unrelated third parties subject to participation interests owned by affiliates of the Adviser (in the case of one of the properties, the participation interest was cancelled prior to the acquisition, and the other two participation interests were acquired by the Company in 1995 as described below), for an aggregate cost of $7,839,151 in cash. The transactions were approved by the disinterested directors of the Company.

         In January 1995, the Company acquired by merger the capital stock of PSI Participation 1, Inc. ("PSP1 Inc."), a California corporation owned by PSI. PSP1 Inc. owned participation interests of up to 25% in 12 mini-warehouse facilities (of which 10 facilities had been acquired by the Company from an unrelated third party in December 1993, subject to the respective participation interests, and the other two facilities were subsequently acquired by the Company from the unrelated third party in March 1995 and May 1995, respectively). The price for the PSP1 Inc. capital stock was $7,239,700 in Common Stock (515,739 shares based on the average closing price of the Common Stock on the NYSE for a specified period prior to the acquisition). The transaction was approved by the Company's disinterested directors and was subject to an independent review, and the issuance of the shares to PSI was approved by the Company's shareholders.

         In March 1995, the Company acquired by merger the capital stock of PSI Participation 3, Inc. ("PSP3 Inc."), a California corporation owned by PSI. PSP3 Inc. owned participation interests of up to 25% in three mini-warehouse facilities (which facilities had been acquired by the Company from an unrelated third party in December 1993, subject to these participation interests). The price for the PSP3 Inc. capital stock was 82,715 shares of Common Stock. The transaction was approved by the Company's disinterested directors and was subject to an independent review.

         In March 1995, the Company acquired by merger the capital stock of PSI Participation 5, Inc. ("PSP5 Inc."), a California corporation owned by PSI. PSP5 Inc. owned participation interests in two mini-warehouse facilities (of which one facility had been acquired by the Company from an unrelated third party in September 1994, subject to the respective participation interest, and the other facility continues to be owned by a third party, subject to the respective participation interest). The price for the PSP5 Inc. capital stock was 125,598 shares of Common Stock. The transaction was approved by the Company's disinterested directors and was subject to an independent review.

         In March 1995, the Company acquired by merger the capital stock of PSI/PSP6, Inc. ("PSP6 Inc."), a California corporation owned by PSI. PSP6 Inc. owned participation interests of up to 25% in two mini-warehouse facilities (which facilities had been acquired by the Company or a subsidiary in November 1993 and February 1994, respectively, subject to the respective participation interests). The price for the PSP6 Inc. capital stock was 75,536 shares of Common Stock. The transaction was approved by the Company's disinterested directors and was subject to an independent review.

         In June 1995, the Company acquired by merger the capital stock of PSI Participation 4, Inc. ("PSP4 Inc."), a California corporation owned by PSI. PSP4 Inc. owned participation interests of up to 25% in three mini-warehouse facilities (which facilities continue to be owned by a third party, subject to the respective participation interests). The price for the PSP4 Inc. capital stock was 204,834 shares of Common Stock. The transaction was approved by the Company's disinterested directors and was subject to an independent review.

         During 1995 (through September 30, 1995), in addition to properties acquired in the Properties 6 merger and Properties 7 merger and properties acquired from unrelated parties, the Company acquired an aggregate of 36 mini-warehouse facilities from Affiliated Partnerships for an aggregate acquisition cost of $120,107,000 consisting of $48,943,000 in cash, cancellation of mortgage notes totaling $14,996,000 (certain of these mortgage notes were acquired in 1994 as described above under "Mortgage Loans Receivable from Affiliates") and assumption of mortgage notes payable totaling $56,168,000. In connection with certain of these acquisitions, (i) affiliates of the Adviser received payments in respect of their limited partnership interests in the Affiliated Partnerships on the same terms as other limited partners or in respect of their general partner interest in accordance with the existing partnership agreement, (ii) certain advances from those affiliates to the Affiliated Partnerships were repaid or cancelled, and/or (iii) affiliates of the Adviser made certain voluntary cash contributions to the Affiliated Partnerships. In connection with the Company's proposal to acquire three of these mini-warehouse facilities, the Company extended the term of the mortgage notes receivable. The transactions were approved by the disinterested directors of the Company and the purchase prices of the properties were based on independent appraisals of the properties.

         The Company's disinterested directors have approved the acquisition by the Company of an aggregate of eight mini-warehouse facilities from Affiliated Partnerships for an aggregate acquisition cost of approximately $28,008,000, consisting of approximately $9,473,000 in cash, cancellation of mortgage notes totaling approximately $9,847,000 and assumption of mortgage notes payable totaling approximately $8,688,000. These acquisitions are subject to certain conditions. In connection with certain of these acquisitions, (i) affiliates of the Adviser would receive payments in respect of their limited partnership interests in the Affiliated Partnerships on the same terms as other limited partners or in respect of their general partner interest in accordance with the existing partnership agreement, (ii) certain advances from those affiliates to the Affiliated Partnerships would be repaid or cancelled, and/or (iii) affiliates of the Adviser would make certain voluntary cash contributions to the Affiliated Partnerships. The purchase prices of the properties are based on independent appraisals of the properties. The Company's disinterested directors also approved the acquisition by the Company, for a cash purchase price of approximately $1,515,000, of the mortgage note of $4,395,000 (face amount) which is secured by one of these mini-warehouse facilities (the mortgage note would subsequently be cancelled in connection with the acquisition by the Company of the mini-warehouse facility). In connection with two of these Affiliated Partnerships, the Company's disinterested directors also approved the acquisition by the Company, pursuant to a cash tender offer, of limited partnership interests in these Affiliated Partnerships, for an aggregate acquisition cost substantially equivalent to the cost of acquiring the respective mini-warehouse facilities.

         Purchase of Common Stock By Officers and Directors Pursuant to Shelf Registration Statement. The Company's directors have authorized the Company to offer and sell shares of Common Stock (collectively, the "Director and Officer Shares") pursuant to the prospectus included in the Company's shelf registration statement on the following terms: (i) the Director and Officer Shares may be offered and sold to any one or more of the following persons or entities: (a) any director or officer of the Company (or any corporation or other entity controlled by such director or officer), (b) the Adviser or any director or executive officer thereof, (c) PSMI or any director or executive officer thereof, (d) PSCP or any director or executive officer thereof, (e) PSI or any director or executive officer thereof and (f) the Public Storage Profit Sharing Plan and Trust; (ii) the number of Director and Officer Shares that may be offered and sold to any one person (or entity) is up to 1% of the Company's outstanding shares of Common Stock in a single transaction; and (iii) the purchase price per share is payable in cash and is equal to the average closing price of the Common Stock on the NYSE for a specified period prior to the closing of the sale of the shares. The following persons have purchased shares of Common Stock in 1994 and 1995 on the terms described above: (i) in March 1994, Robert J. Abernethy, a director of the Company, purchased 12,925 shares for an aggregate price of approximately $200,014, (ii) in March 1994, Harkham Industries, Inc., a corporation wholly-owned by Uri P. Harkham, a director of the Company, purchased 32,311 shares for an aggregate price of approximately $500,013, (iii) in March 1994, B. Wayne Hughes, Jr., an officer of the Company, purchased 64,621 shares for an aggregate price of approximately $1,000,010, and
(iv) in March 1995, Robert J. Abernethy purchased 40,000 shares for an aggregate price of $582,000.

            REPORT OF THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The Company does not have a compensation committee. The Company has a Non-Director Sub-Plan (a sub-plan of the Company's 1990 Stock Option Plan) under which executive officers (other than directors) are eligible to receive options, and that sub-plan is administered by the Audit Committee. The members of the Audit Committee are Robert J. Abernethy and Berry Holmes (Wiliam C. Baker was a member of the Audit Committee until December 1994). The Company also has a 1994 Stock Option Plan, under which executive officers (other than B. Wayne Hughes) are eligible to receive options, and the 1994 Stock Option Plan is also administered by the Audit Committee.

         The Company does not pay cash compensation to its executive officers (other than the directors' fees and expenses paid to Harvey Lenkin).

         The Company has an Advisory Contract with the Adviser pursuant to which the Company pays advisory fees and disposition fees to the Adviser; the Adviser is controlled by B. Wayne Hughes, the Company's Chief Executive Officer. The Advisory Contract is subject to annual renewals with the approval of the Company's disinterested directors and was last renewed in September 1995. See "Advisory Contract" under "Compensation Committee Interlocks and Insider Participation -- Certain Relationships and Related Transactions" above.

         The Company also has management agreements with PSMI and PSCP, pursuant to which the Company pays fees to PSMI and PSCP; PSMI and PSCP are controlled by
B. Wayne Hughes. See "Management Agreement" under "Compensation Committee Interlocks and Insider Participation -- Certain Relationships and Related Transactions" above.

         If the merger and restructure described under "Compensation Committee Interlocks and Insider Participation -- Certain Relationships and Related Transactions -- Proposed Merger and Restructure" is consummated, the Advisory Contract and the Management Agreement would be extinguished and the Company would then begin to pay cash compensation to its executive officers.

         B. Wayne Hughes is not eligible to be granted options under the Company's 1990 Stock Option Plan or 1994 Stock Option Plan.

         Non-Director Sub-Plan and 1994 Stock Option Plan. The Non-Director Sub-Plan (a sub-plan of the Company's 1990 Stock Option Plan) provides for the grant of non-qualified stock options to purchase Common Stock of the Company to
(i) employees of the Company (other than directors), and (ii) consultants and advisers to the Company (including the Adviser), managers of the Company's properties or affairs (including PSMI), persons or entities having a similar relationship to the Company, and employees of any of the foregoing ("Service
Providers"). As of May 1994, no shares of Common Stock were available for additional grants under the 1990 Stock Option Plan. For that reason, effective June 28, 1994, the Company's Board of Directors adopted the Company's 1994 Stock Option Plan (the "1994 Plan"), subject to the approval of the Company's shareholders, which was obtained at the 1994 annual meeting of shareholders on September 21, 1994. The 1994 Plan provides for the grant of incentive stock options, intended to qualify as such under Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options which do not so qualify. The 1994 Plan provides for the grant of options to purchase Common Stock of the Company to (i) employees of the Company (other than B. Wayne Hughes) or of any subsidiary of the Company, (ii) Service Providers and (iii) directors of the Company who are not affiliates of the Adviser. The Non-Director Sub-Plan, as continued by the 1994 Plan, is the Company's long-term incentive plan for executive officers. The objective of the plan is to retain and motivate executives to improve long-term stock market performance. The purposes of the Non-Director Sub-Plan and the 1994 Plan are to align the interests of key employees (including executive officers) and Service Providers with those of the shareholders of the Company, to encourage a proprietary interest in the Company and to promote continuity of management. The Non-Director Sub-Plan and the 1994 Plan are administered by the Audit Committee. The exercise price for all options granted under the Non-Director Sub-Plan and the 1994 Plan is equal to the market price of the underlying shares on the date of grant. Options granted under the Non-Director Sub-Plan and the 1994 Plan vest on each of the first three anniversaries of the date of grant at the rate of one-third per year. Options granted under the Non-Director Sub-Plan expire generally upon the earlier of (i) the fifth anniversary of the date of vesting of such option, or (ii) the thirtieth day after the date of the optionee's Termination of Relationship (as defined in the Non-Director Sub-Plan) with the Company. Options granted under the 1994 Plan expire generally upon the earlier of (i) the tenth anniversary of the date of grant of such option, or (ii) the thirtieth day after the date of the optionee's termination of employment or other relationship (as described in the 1994 Plan) with the Company. Because stock options are granted at the market price of the underlying shares on the date of grant, they provide incentive for the creation of shareholder value over the long term, since the benefit of the options cannot be realized unless an appreciation in the price of the Company's Common Stock occurs over the specified number of years.

         On May 12, 1994, the Audit Committee (upon management's recommendation) granted non-qualified options to a total of 11 persons to purchase an aggregate of 90,000 shares of Common

Stock under the Non-Director Sub-Plan at an exercise price of $15 per share (the market price of the Common Stock on the date of grant), which included the following grants to three executive officers: a grant to purchase 15,000 shares to Ronald L. Havner, Jr. (Vice President and Chief Financial Officer of the Company), and grants to purchase 6,000 shares each to Hugh W. Horne (Vice President of the Company) and Obren B. Gerich (Vice President of the Company).

         On September 21, 1994, the date of the 1994 annual meeting of shareholders (after the adjournment of the annual meeting), the Audit Committee (upon management's recommendation) granted non-qualified options to a total of 29 persons to purchase an aggregate of 115,500 shares of Common Stock under the 1994 Plan at an exercise price of $14-7/8 per share (the market price of the Common Stock on the date of grant), which included the following grants to four executive officers: a grant to purchase 15,000 shares to Harvey Lenkin (President of the Company), and grants to purchase 7,500 shares each to Ronald
L. Havner, Jr., Hugh W. Horne and Obren B. Gerich.

         On May 9, 1995, the Audit Committee (upon management's recommendation) granted non-qualified options to a total of 29 persons to purchase an aggregate of 212,500 shares of Common Stock under the 1994 Plan at an exercise price of $16-3/8 per share (the market price of the Common Stock on the date of grant), which included the following grants to four executive officers: grants to purchase 15,000 shares each to Harvey Lenkin, Ronald L. Havner, Jr. and Hugh W. Horne, and a grant to purchase 5,000 shares to Obren B. Gerich.

         The number of options granted to individual executive officers was based on a number of factors, including seniority, individual performance, and the number of options previously granted to such executive officer.

                BOARD OF DIRECTORS                AUDIT COMMITTEE

                B. Wayne Hughes                   Robert J. Abernethy (Chairman)
                Harvey Lenkin                     Berry Holmes
                Robert J. Abernethy
                Dann V. Angeloff
                William C. Baker
                Uri P. Harkham
                Berry Holmes
                Michael M. Sachs

                          STOCK PRICE PERFORMANCE GRAPH

         The graph set forth below compares the yearly change in the Company's cumulative total shareholder return on its Common Stock for the five-year period ended December 31, 1994 to the cumulative total return of the Standard and Poor's 500 Stock Index ("S&P 500 Index") and the National Association of Real Estate Investment Trusts Equity Index ("NAREIT Equity Index") for the same period (total shareholder return equals price appreciation plus dividends). The stock price performance graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1989 and that all dividends were reinvested. The stock price performance shown in the graph is not necessarily indicative of future price performance.

                      Comparison of Cumulative Total Return
          Storage Equities, Inc., S&P 500 Index and NAREIT Equity Index
                      December 31, 1989 - December 31, 1994




                         PERFORMANCE GRAPH APPEARS HERE




   Measurement Period                STORAGE                                          NAREIT
   (Fiscal Year Covered)           EQUITIES, INC.            S&P 500                  EQUITY
   ---------------------           -------------             -------                  ------
Measurement Pt.-12/31/89           $  100.00                $  100.00               $  100.00
FYE 12/31/90                           66.62                    96.90                   84.65
FYE 12/31/91                           91.52                   126.42                  114.86
FYE 12/31/92                          107.81                   136.05                  131.62
FYE 12/31/93                          184.78                   149.76                  157.59
FYE 12/31/94                          197.34                   151.74                  162.49


                              INDEPENDENT AUDITORS

         The Board of Directors has selected Ernst & Young, independent auditors, to audit the accounts of the Company for the fiscal year ending December 31, 1995.

         It is  anticipated  that  representatives  of Ernst & Young,  which has acted as the independent auditors for the Company since the Company's organization, will be in attendance at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so and to respond to any appropriate inquiries of the shareholders or their representatives.

                                  ANNUAL REPORT

         The Company has filed, for its fiscal year ended December 31, 1994, an Annual Report on Form 10-K with the Securities and Exchange Commission, together with applicable financial statements and schedules thereto. The Company will furnish, without charge, upon written request of any shareholder as of October 4, 1995, who represents in such request that he or she was the beneficial owner of the Company's shares on that date, a copy of the Annual Report together with the financial statements and any schedules thereto. Upon written request and payment of a copying charge of 15 cents per page, the Company will also furnish to any shareholder a copy of the exhibits to the Annual Report. Requests should be addressed to: Sarah Hass, Secretary, Storage Equities, Inc., 600 North Brand Boulevard, Glendale, California 91203-1241.

                            EXPENSES OF SOLICITATION

         The Company will pay the cost of soliciting Proxies. In addition to solicitation by mail, certain directors, officers and regular employees of the Company and of the Adviser and its affiliates may solicit the return of Proxies by telephone, telegram, personal interview or otherwise. The Company may also reimburse brokerage firms and other persons representing the beneficial owners of the Company's stock for their reasonable expenses in forwarding proxy solicitation materials to such beneficial owners. Shareholder Communications Corporation, New York, New York may be retained to assist the Company in the solicitation of Proxies, for which Shareholder Communications Corporation would receive normal and customary fees and expenses from the Company.

                  DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR
               PRESENTATION AT 1996 ANNUAL MEETING OF SHAREHOLDERS

         Any proposal that a shareholder wishes to submit for consideration for inclusion in the Company's Proxy Statement for the 1996 Annual Meeting of Shareholders must be received by the Company no later than July 1, 1996. Shareholder proposals should be addressed to: Sarah Hass, Secretary, Storage Equities, Inc., 600 North Brand Boulevard, Suite 300, Glendale, California 91203-1241.

                                  OTHER MATTERS

         The management of the Company does not intend to bring any other matter before the meeting and knows of no other matters that are likely to come before the meeting. If any other matters properly come before the meeting, the persons named in the accompanying Proxy will vote the shares represented by the Proxy in accordance with their best judgment on such matters.

         You are urged to vote the accompanying Proxy and sign, date and return it in the enclosed stamped envelope at your earliest convenience, whether or not you currently plan to attend the meeting in person.

                                             By Order of the Board of Directors


                                                   SARAH HASS, Secretary



Glendale, California
October 10, 1995

                             STORAGE EQUITIES, INC.
                            600 North Brand Boulevard
                         Glendale, California 91203-1241

           This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints B. Wayne Hughes and Harvey Lenkin, or either of them, with power of substitution, as Proxies, to appear and vote, as designated below, all the shares of Common Stock of Storage Equities, Inc. held of record by the undersigned on October 4, 1995, at the Annual Meeting of Shareholders to be held on November 13, 1995, and any adjournments thereof.

         In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE.

        CONTINUED AND TO BE SIGNED ON REVERSE SIDE                  SEE REVERSE
                                                                        SIDE
                                                                    ------------

 X Please mark votes as in this example.
--

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE TO THE FIRST NATIONAL BANK OF BOSTON, SHAREHOLDER SERVICES DIVISION, P.O. BOX 1439, BOSTON, MA 02105-1439

1.  ELECTION OF DIRECTORS

Nominees: B. Wayne Hughes, Harvey Lenkin, Robert J. Abernethy, Dann V. Angeloff, William C. Baker, Uri P. Harkham, Berry Holmes and Michael M. Sachs.


       FOR                     WITHHELD
       ALL                     FROM ALL
  ___  NOMINEES           ___  NOMINEES

--------------------------------------
For all nominees except as noted above

2. Other matters: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                  MARK HERE FOR
                  ADDRESS CHANGE
                  AND NOTE AT LEFT  _____

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated October 10, 1995.

Please sign exactly as your name appears. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.

Signature:________________        Date _______

Signature:________________        Date _______